Exhibit 99.1
News Release
For Further Information

Media Relations:	Nancy Mays, 816.854.4537, nmays@hrblock.com
Investor Relations:	Derek Drysdale, 816.854.4513, derek.drysdale@hrblock.com
H&R BLOCK RAISES $145 MILLION OF CAPITAL THROUGH COMMON STOCK OFFERING
FOR IMMEDIATE RELEASE Oct. 22, 2008
KANSAS CITY, Mo. — H&R Block, Inc. (NYSE: HRB) announced today that it has entered into subscription agreements with selected institutional investors to sell approximately 8.3 million shares of its common stock, without par value, at a price of $17.50 per share in a registered direct offering. The Company expects gross proceeds of nearly $145 million, before deducting placement agent’s fees and other offering expenses. The Company intends to use the net proceeds from this offering to enhance capital and maintain financial flexibility. The offering is expected to close on or about Oct. 27, 2008, subject to customary closing conditions.
      The shares of common stock are being offered by the Company pursuant to a shelf registration statement which was filed with the Securities and Exchange Commission and became effective on Oct. 22, 2008. A prospectus supplement describing the terms of the offering will be filed with the Securities and Exchange Commission and forms part of the effective Registration Statement.
     Lazard Capital Markets LLC served as sole placement agent for the offering. The shares of common stock may be offered only by means of a prospectus. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the Securities and Exchange Commission’s website at www.sec.gov or from Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, New York, 10020.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
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Forward Looking Statements
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.
All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
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About H&R Block
H&R Block Inc. (NYSE: HRB) is the world’s preeminent tax services provider, having served more than 400 million clients since 1955 and generating annual revenues of $4.4 billion in fiscal year 2008. H&R Block provides income tax return preparation and related services and products via a nationwide network of approximately 13,000 company-owned and franchised offices and through TaxCut® online and software solutions. The company also provides business services through RSM McGladrey and certain consumer financial services. For more information visit our Online Press Center at www.hrblock.com.